Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:
Karen L. VanDerBosch
Chief Financial Officer
MakeMusic, Inc.
(952) 906-3690
kvanderbosch@makemusic.com
MAKEMUSIC, INC. REPORTS FIRST QUARTER 2008 RESULTS
SmartMusic and Impact subscriptions grow 55%
50% Increase in SmartMusic Subscription Revenue
11% Increase in Total Revenue
Minneapolis – May 7, 2008 – MakeMusic, Inc. (Nasdaq: MMUS) today announced financial results for the three months ended March 31, 2008. Net revenues for the three months ended March 31, 2008, were $3,622,000, an 11% increase compared to $3,271,000 in the prior year. The company also announced for the first quarter of 2008 a net loss of $149,000, or $0.03 per basic and diluted share, compared to a net loss of $164,000, or $0.04 per basic and diluted share in the first quarter of 2007.
SmartMusic® subscriptions increased to 92,776 as of March 31, 2008, a 55% increase over the March 31, 2007 subscription count of 59,961. As a result of the increased base of subscriptions, SmartMusic subscription and accessory revenue continues to represent an increasing share of the company’s revenue and was $882,000 for the quarter ended March 31, 2008, a 50% increase over SmartMusic revenue of $588,000 for the quarter ended March 31, 2007.
Co-CEO John Paulson commented on first quarter results, “We are pleased with the continued growth of SmartMusic subscription sales and the growing awareness of the benefits SmartMusic and SmartMusic Impact™ offer today’s music educator. We continue to support this growth with ongoing investment in repertoire development, especially targeting the titles that music directors are preparing for performance.”
Notation revenue increased by $3,000 to $2,556,000 during the first quarter of 2008 compared to $2,553,000 in the first quarter of 2007. Notation revenue increases during the quarter were minimal due to the release cycle of the company’s products. The first quarter of 2007 included the release of Allegro® 2007 as well as higher sales from the release of Finale Songwriter® which was released on February 1, 2007. New versions of these products are released biannually.

MakeMusic, Inc.
Three-Month Results as of March 31, 2008

Gross profit in the quarter ended March 31, 2008 increased by $241,000 to $3,115,000 compared to gross profit of $2,874,000 for the quarter ended March 31, 2007. The increase in gross profit is a result of the increase in revenues, which was partially offset by higher software development amortization as a result of the expanding repertoire in SmartMusic and amortization of capitalized development for SmartMusic Impact which was launched in April 2007.
Operating expenses for the first quarter were $3,273,000, a 7% increase over the $3,069,000 reported in the first quarter last year. These planned increases, primarily in development, were the result of increased personnel and contract labor costs to achieve numerous product development goals. The company released 148 new SmartMusic large ensemble concert band, jazz ensemble and orchestra titles with pre-authored assignments in the first quarter of 2008, and anticipates releasing more titles every month throughout 2008.
Total cash decreased by $374,000 to $5,667,000 in the first quarter of 2008. The decrease in cash for the first quarter is primarily due to the net cash used in investing activities and the seasonal pattern of MakeMusic’s business. During the first quarter, cash of $509,000 was used to expand the repertoire included in SmartMusic compared to $126,000 used in the first quarter of 2007.
About MakeMusic, Inc.
MakeMusic®, Inc. is a world leader in music-education technology whose mission is to develop and market solutions that transform how music is composed, taught, learned and performed. Among its leading products are Finale®, a best-selling music notation software, and SmartMusic®, the music learning software for band, orchestra and choir. MakeMusic maintains its corporate headquarters in Minneapolis. Further information about the company can be found at www.makemusic.com.
Cautionary Statements
Certain statements found in this release may constitute forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the speaker’s current views with respect to future events and financial performance and include any statement that does not directly relate to a current or historical fact. Our forward-looking statements in this release relate to the anticipated investment in repertoire development and plans for title releases. Forward-looking statements cannot be guaranteed and actual results may vary materially due to the uncertainties and risks, known and unknown, associated with such statements. Examples of risks and uncertainties for MakeMusic include, but are not limited to, the rapid technological changes and obsolescence in our industry, the impact of emerging and existing competitors, fluctuations in general economic conditions, our ability to obtain licenses from music publishers and those risks described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-KSB). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions investors should take into account when making investment decisions. Shareholders and other readers should not place undue reliance on “forward-looking statements,” as such statements speak only as of the date of this release. We undertake no obligation to update publicly or revise any forward-looking statements.
Financial Tables Follow:
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MakeMusic, Inc.
Statements of Operations
(In thousands of U.S. dollars, except share and per share data)

	3 Months
	Ended March 31,
	2008	2007
Notation revenue	$2,556	$2,553
SmartMusic revenue	882	588
Other revenue	184	130

NET REVENUE	3,622	3,271

COST OF REVENUES	507	397

GROSS PROFIT	3,115	2,874

OPERATING EXPENSES:
Development expenses	1,113	978
Selling and marketing expenses	1,175	1,090
General and administrative expenses	985	1,001

Total operating expenses	3,273	3,069

LOSS FROM OPERATIONS	(158)	(195)

Other, net	9	31

Net loss before income tax	(149)	(164)

Income tax expense	0	0

Net loss	$(149)	$(164)

Loss per common share:
Basic	(0.03)	(0.04)
Diluted	(0.03)	(0.04)

Weighted average common shares outstanding:
Basic	4,577,458	4,040,150
Diluted	4,577,458	4,040,150
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MakeMusic, Inc.
Balance Sheets
(In thousands of U.S. dollars, except share and per share data)

	March 31,	December 31,
	2008	2007
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$5,667	$6,041
Accounts receivable (net of allowance of $44 and $38 in 2008 and 2007, respectively)	1,396	1,491
Inventories	325	332
Prepaid expenses and other current assets	205	211

Total current assets	7,593	8,075

Property and equipment, net	702	730
Capitalized software products, net	1,839	1,418
Goodwill	3,630	3,630
Other non-current assets	23	29

Total assets	13,787	13,882

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of capital lease obligations	58	57
Accounts payable	386	427
Accrued compensation	753	1,131
Other accrued liabilities	218	184
Post contract support	169	169
Reserve for product returns	435	365
Current portion of deferred rent	26	26
Deferred revenue	1,654	1,702

Total current liabilities	3,699	4,061

Capital lease obligations, net of current portion	117	132
Deferred rent, net of current portion	63	69

Shareholders’ equity:
Common stock, $0.01 par value:
Authorized shares – 10,000,000 Issued and outstanding shares – 4,634,529 and 4,517,803 in 2008 and 2007, respectively	46	45
Additional paid-in capital	65,453	65,017
Accumulated deficit	(55,591)	(55,442)

Total shareholders’ equity	9,908	9,620

Total liabilities and shareholders’ equity	$13,787	$13,882

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MakeMusic, Inc.
Statements of Cash Flows
(In thousands of U.S. dollars)

	3 Months
	Ended March 31,
	2008	2007
Cash flows from operating activities
Net loss	($149)	$(164)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	189	104
Stock option compensation	139	104
Net change in assets and liabilities:
Accounts receivable	95	210
Inventories	6	29
Prepaid expenses and other current assets	11	63
Accounts payable	(41)	(356)
Accrued liabilities and product returns	(280)	(120)
Deferred revenue	(48)	61

Net cash used in operating activities	(78)	(69)

Cash flows from investing activities
Purchases of property and equipment	(70)	(68)
Capitalized development and other intangibles	(509)	(126)

Net cash used in investing activities	(579)	(194)

Cash flows from financing activities
Proceeds from stock options and warrants exercised	297	358
Payments on long-term debt and capital leases	(14)	(2)

Net cash provided by financing activities	283	356

Net increase (decrease) in cash and cash equivalents	(374)	93
Cash and cash equivalents, beginning of period	6,041	3,130

Cash and cash equivalents, end of period	$5,667	$3,223

Supplemental disclosure of cash flow information
Interest paid	$4	$1
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